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                             APPENDIX - PROXY CARD
                                      PROXY

                          ABOVENET COMMUNICATIONS INC.

                        50 W. San Fernando Street, #1010
                               San Jose, CA 95113

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
         MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 8, 1999, 9:00 a.m.

     The undersigned hereby appoints Sherman Tuan and David Rand, and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of the Common Stock of AboveNet Communications Inc. held of record by the undersigned on July 14, 1999 at the Special Meeting of Stockholders to be held on September 8, 1999, or any adjournment or postponement thereof.

           The Board of Directors recommends a vote "FOR" proposal 1.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE TO ABOVENET COMMUNICATIONS INC. 50 W. SAN FERNANDO STREET, #1010,
                             SAN JOSE, CA 95113
                                  ATTENTION:

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                                                         Please mark your
                                                         votes as indicated  /X/
                                                         in this example


                                            FOR   WITHHOLD   ABSTAIN
1.   Adoption and approval of the merger    / /     / /        / /
     agreement among Metromedia Fiber
     Network, Inc., AboveNet
     Communications Inc., and Magellan
     Acquisition, Inc., a subsidiary of
     Metromedia Fiber Network, Inc. and
     the proposed merger of AboveNet
     with Magellan so that AboveNet
     would become a wholly owned
     subsidary of Metromedia.

                                                  THIS PROXY WHEN PROPERLY
                                                  EXECUTED WILL VOTE IN THE
                                                  MANNER DIRECTED HEREIN BY THE
                                                  UNDERSIGNED STOCKHOLDER. IF NO
                                                  DIRECTION IS MADE, THIS PROXY
                                                  WILL BE VOTED FOR THE
                                                  ADOPTION AND APPROVAL OF THE
                                                  MERGER AGREEMENT AND THE
                                                  MERGER. IN THEIR DISCRETION,
                                                  THE PROXIES ARE AUTHORIZED TO
                                                  VOTE UPON SUCH OTHER BUSINESS
                                                  AS MAY PROPERLY COME BEFORE
                                                  THE SPECIAL MEETING OR ANY
                                                  ADJOURNMENT OR POSTPONEMENT
                                                  THEREOF.


Signature(s)                                                 Dated      ,1999
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IMPORTANT: Please sign exactly as name appears on this card. Each joint owner should sign. Executors, administrator trustees, etc. should give full title.

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